UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 14, 2013

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 14, 2013, Huntington Bancshares Incorporated was notified by the Federal Reserve that it had no objection to Huntington's proposed capital actions included in Huntington's capital plan submitted to the Federal Reserve in January of this year. These actions included a 25% increase in the dividend per common share to $0.05, starting in the second quarter of 2013, and the potential repurchase of up to $227 million shares of common stock through the first quarter of 2014. Huntington's Board of Directors is expected to consider the next quarterly dividend and share repurchase program at its April 16, 2013 meeting. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No. - Description
Exhibit 99.1 - Press release, dated March 14, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

March 15, 2013	By:	/s/ Richard A Cheap

Name: Richard A Cheap
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News Release of Huntington Bancshares Incorporated, dated March 14, 2013.